UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 3, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Cheesecake Factory Incorporated (the “Company”) entered into a five-year, $200 million, unsecured revolving credit facility, dated as of April 3, 2007 (the “Credit Facility”), by and among the Company and JPMorgan Chase Bank, as administrative agent, Bank of the West, as syndication agent, and Bank of America, Wells Fargo Bank and Rabobank Nederland, as documentation agents.  The credit agreement includes customary representations, warranties, negative and affirmative covenants (including certain financial covenants relating to the ratio of debt to EBITDA and the ratio of EBITDAR to interest and rent expense), as well as customary events of default and certain cross default provisions that could result in acceleration of the Credit Facility.  Borrowings under the Credit Facility bear interest, at the Company’s option, at a rate equal to either: (i) the LIBO Rate plus an Applicable Margin (as defined in the Credit Facility), or (ii) the higher of (a) the Federal Funds Effective Rate plus one-half (½) of 1% or (b) the Prime Rate as quoted in The Wall Street Journal.  The Company used $150 million of the Credit Facility to repay the unsecured bridge loan credit agreement dated as of March 12, 2007, and the remaining $50 million will be used to support standby letters of credit for the Company’s self-insurance programs and for general corporate purposes.

In conjunction with the Credit Facility, the Company entered into an interest collar agreement with JPMorgan Chase Bank as a cash flow hedge against the LIBO Rate movements on the Credit Facility.  The collar agreement relates only to the LIBO Rate portion of the interest and not the Applicable Margin. This agreement provides for the Company to pay interest for a five-year period at a rate between 4.69% and 5.35% on a notional amount of $100 million while receiving interest for the same period at the LIBO Rate on the same notional amount. The Company expects that the interest rate collar will qualify as an effective cash flow hedge under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  As such, any changes in the fair value of the derivative are recorded in other comprehensive income on the consolidated balance sheets until earnings are affected by the variability of cash flows.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In conjunction with the entry into the Credit Facility described in Item 1.01 of this Current Report on Form 8-K which description is incorporated by reference herein, the Company terminated its $35 million revolving credit and term loan facility with Bank of the West and transferred all outstanding letters of credit to the new Credit Facility.  No early termination or prepayment penalties were incurred.

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 3, 2007, the Company became obligated under the five-year, $200 million, unsecured revolving credit facility described in Item 1.01 of this Current Report on Form 8-K which description is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer